CUSIP No. 374292 10 0                                              Page 10 of 11
                                  SCHEDULE 13D


                                                                       Exhibit 5

                             JOINT FILING AGREEMENT

          The undersigned  acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

          This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated: November 13, 2000



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          IN WITNESS  WHEREOF,  the  undersigned  have caused this Joint  Filing
Agreement to be duly and validly executed as of the date first written above.


                                        OAO LUKOIL


                                        By: /s/  Ralif Safin
                                            -----------------------------------
                                            Name: Ralif Safin
                                            Title: First Vice President


                                        LUKOIL INTERNATIONAL GMBH


                                       By: /s/  Ralif Safin
                                           ------------------------------------
                                           Name: Ralif Safin
                                           Title: Authorized Representative


                                        LUKOIL AMERICAS CORPORATION


                                        By: /s/  Vadim Gluzman
                                            -----------------------------------
                                            Vadim Gluzman
                                            Chairman of the Board and Secretary


                                        MIKECON CORP.


                                        By: /s/  Vadim Gluzman
                                            -----------------------------------
                                            Vadim Gluzman
                                            Chairman of the Board and Secretary